Exhibit (j)





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 96 to the registration statement of Scudder International Fund, Inc. on Form N-1A ("Registration Statement") of our report dated October 23, 2003 relating to the financial statements and financial highlights which appear in the August 31, 2003 Annual Report to Shareholders of Scudder International Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants and Reports to Shareholders", "Financial Highlights" and "Financial Statements" in such Registration Statement.




/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2003